Exhibit 99.1

FOR IMMEDIATE RELEASE

KORU MEDICAL SYSTEMS AND EMED TECHNOLOGIES CORPORATION ANNOUNCE SETTLEMENT OF ALL PENDING LITIGATION

CHESTER, NY – May 26, 2020 – Repro Med Systems, Inc. d/b/a KORU Medical Systems (NASDAQ: KRMD) (“KORU Medical”) and EMED Technologies Corporation (“EMED”) today announced the settlement of all ongoing litigation between the two companies, including patent, antitrust, unfair business practice, and other business tort claims.

The agreement provides KORU Medical with freedom to operate under EMED’s existing patent portfolio, dismissal of all litigation with prejudice, and an equity payment by KORU Medical to EMED.

About KORU Medical Systems

KORU Medical Systems manufactures and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings. For more information about the Company, please visit www.korumedical.com.

Forward-looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are on file with the SEC and are available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. All information provided in this release and in the attachments is as of February 25, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Contacts:

The Equity Group Inc.

Devin Sullivan	Kalle Ahl, CFA
Senior Vice President	Vice President
212-836-9608	212-836-9614
mailto:dsullivan@equityny.com	kahl@equityny.com